EXHIBIT 10.21

MADISON RIVER CAPITAL, LLC

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Dated as of June 30, 2006

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among MADISON RIVER CAPITAL, LLC, a Delaware limited liability company (the “Borrower”), the Required Lenders (as defined in the Credit Agreement (as defined below)) signatory hereto, the Increasing Lenders (as defined below), the Assuming Lenders (as defined below), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and WACHOVIA CAPITAL MARKETS, LLC, as joint bookrunners (the “Joint Bookrunners”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent.

W I T N E S S E T H:

WHEREAS, the Borrower, Madison River Telephone Company LLC, as Holdings, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the other Agents party thereto are parties to that certain Credit Agreement dated as of July 29, 2005, as amended and modified by Amendment No. 1 and Waiver to the Credit Agreement dated as of January 27, 2006 (as so amended and modified, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;

WHEREAS, the Borrower has requested an increase in the principal amount of the Term B-1 Commitment of up to $50,000,000 (the “Facility Increase”; for the avoidance of doubt, the Facility Increase is not, and should not be construed to be, a “Commitment Increase” as such term is defined in the Credit Agreement) for the purpose of redeeming or prepaying in full the outstanding Existing Notes and to pay related interest amounts, premium, fees and costs; each Lender signatory hereto with a preexisting Term B-1 Commitment that has provided an additional Commitment (each an “Increasing Lender”) in the amount set forth opposite such Increasing Lender’s name on Schedule I to this Amendment has agreed to make additional Term B-1 Advances; each lender signatory hereto that does not have a preexisting Term B-1 Commitment (each an “Assuming Lender”; and together with the Increasing Lenders, collectively, the “Increasing Term B-1 Lenders”) has provided a Commitment in the amount set forth opposite such Assuming Lender’s name on Schedule I to this Amendment and has agreed to make advances on the same terms as the Term B-1 Advances; and

WHEREAS, in connection with the Facility Increase, the Borrower has requested certain technical and other amendments to the Credit Agreement and the Required Lenders, the Increasing Lenders and the Assuming Lenders hereby agree to make such amendments to the Credit Agreement on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as of the Amendment No. 2 Effective Date (as defined below) as follows:

(a) Section 1.01 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions:

“ “Second Additional Term B-1 Commitment” means, with respect to each Increasing Term B-1 Lender (as defined in Amendment No. 2), the commitment of such Lender to make Second Additional Term B-1 Advances pursuant to Amendment No. 2, in the amount set forth opposite such lender’s name on Schedule I to Amendment No. 2.”;

“ “Second Additional Term B-1 Advance” has the meaning specified in Section 2.01(a)(iv).”;

“ “Amendment No. 2” means Amendment No. 2 to this Agreement dated as of June 30, 2006.”; and

“ “Amendment No. 2 Effective Date” has the meaning specified in Section 3 of Amendment No. 2.”.

(b) Section 1.01 of the Credit Agreement is further amended as follows:

(i) The definition of “Adjusted EBITDA” is hereby amended by (A) deleting the word “and” where it appears immediately before “(xii) costs and expenses” in the sixteenth line thereof, (B) inserting at the end of clause (b)(xii), immediately after “prepayment premiums or fees, penalties or premiums;” where it appears in the nineteenth line thereof the following:

“and (xiii) costs and expenses related to Amendment No. 2 in an aggregate amount not to exceed $1,500,000;”, and

(C) inserting at the end of clause (c)(iii), immediately before the semicolon, the following:

“(for the avoidance of doubt, the sale of Equity Interests in the Rural Telephone Bank shall be considered to be other than in the ordinary course of business)”.

(ii) The definition of “Consolidated Current Assets” is hereby amended by inserting at the end thereof, immediately before the period, the following:

“provided that, solely for purposes of calculating Gross Excess Cash Flow for any period, “Consolidated Current Assets” shall not include current assets of businesses or product lines acquired during such period, as measured at the end of such period, but Gross Excess Cash Flow with respect thereto shall include only any change in the amount of such assets from the date of such acquisition until the end of such period”;

(iii) The definition of “Consolidated Current Liabilities” is hereby amended by inserting at the end thereof, immediately before the period, the following:

“provided that, solely for purposes of calculating Gross Excess Cash Flow for any period, “Consolidated Current Liabilities” shall not include current liabilities of businesses or product lines acquired during such period, as measured at the end of the period, but Gross

Excess Cash Flow with respect thereto shall include only any change in the amount of such liabilities from the date of such acquisition until the end of such period”;

(iv) The definition of “Fixed Charge Coverage Ratio” is hereby amended in its entirety to read as follows:

“ “Fixed Charge Coverage Ratio” means, for any Measurement Period, the ratio of (a) Adjusted EBITDA of the Parent and its Subsidiaries for such Measurement Period, to (b) the sum of (i) Consolidated Cash Interest Expense for such Measurement Period plus (ii) cash taxes (other than any cash taxes in respect of any Tax Disputes or in respect of gains and non-cash income specified in clauses (c)(ii), (iii) and, solely to the extent that they relate to the non-cash portion of the Rural Telephone Bank, CoBank, ACB or RTFC patronage capital allocation, (iv) of the definition of Adjusted EBITDA), in each case, of the Parent and its Subsidiaries for such Measurement Period.”;

(v) The definition of “Gross Excess Cash Flow” is hereby amended in its entirety to read as follows:

“ “Gross Excess Cash Flow” means, for any period, without duplication (a) Consolidated net income of the Parent and its Subsidiaries for such period, determined in accordance with GAAP, plus (b) the following items, to the extent deducted in determining such Consolidated net income during such period: (i) depreciation and amortization expense, (ii) unrealized losses on financial derivatives recognized in accordance with SFAS No. 133, (iii) non-cash and/or stock-based compensation expense, (iv) costs and expenses related to the Refinancings and a Qualified IPO, including related bonuses, (v) tax expense (minus any tax benefit) and related interest expense and the amounts recognized as pension and other post-employment benefits (“OPEB”) expenses and (vi) other non-cash items that reduce such Consolidated net income, plus (c) the following items: (i) cash received upon the redemption, sale or other disposition of (A) any Equity Interests in the Rural Telephone Bank, CoBank, ACB, or RTFC, (B) any subordinated capital certificates of RTFC or (C) any Bank Equity Interests, (ii) if there was a net increase in Consolidated Current Liabilities of the Parent and its Subsidiaries during such period, the amount of such net increase, (iii) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net decrease and (iv) cash received as a result of unwinding or terminating any Hedge Agreement, minus (d) the following items, to the extent included in determining such Consolidated net income during such period: (i) unrealized gains on financial derivatives recognized in accordance with SFAS No. 133, (ii) all other non-cash income (including the accrual of the non-cash portion of any Rural Telephone Bank, CoBank, ACB, or RTFC patronage capital allocation) and (iii) any amortized gain related to cash received and previously added back to Gross Excess Cash Flow pursuant to clause (c)(iv) above in connection with unwinding or terminating a Hedge Agreement, minus (e) the following items: (i) if there was a net decrease in Consolidated Current Liabilities of the Parent and its Subsidiaries during such period, the amount of such net decrease and (ii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net increase and minus (f) the following items: (i) Cash Capital Expenditures and Investments made during the period pursuant to Section 6.02(f)(vi), other than to the extent financed with the proceeds of debt and equity; (ii) (A) cash taxes and related interest and penalties paid during such period and (B) cash paid for pension and OPEB liabilities and (iii) redemptions of the minority interest in Coastal Communications, Inc.”;

(vi) The definition of “Subsidiary Guarantors” is hereby amended by adding to the end thereof the following:

“For the avoidance of doubt, in the case of a conversion of any of the Subsidiary Guarantors from a limited liability company into a corporation or from a corporation into a limited liability company as permitted under Section 6.01(e), “Subsidiary Guarantors” shall include such corporation or limited liability company into which it is converted.”;

(vii) The definition of “Term B-1 Commitment” is hereby amended by (A) adding to the end of the first sentence thereof, immediately before the period, the following language: “, or, in the case of any Increasing Term B-1 Lender (as defined in Amendment No. 2), the amount of the Second Additional Term B-1 Commitment of such Increasing Term B-1 Lender” and (B) replacing the dollar amount “$475,000,000” where it appears in the last line thereof with the dollar amount “$525,000,000”; and

(viii) The definition of “Term B-1 Lender” is hereby amended in its entirety to read as follows:

“ “Term B-1 Lender” means, collectively, (a) each Term B Lender that executes and delivers Amendment No. 1 on or prior to the Amendment No. 1 Effective Date, (b) each Additional Term B-1 Lender, (c) each Increasing Term B-1 Lender (as defined in Amendment No. 2) and (d) each other Person that becomes a Term B-1 Lender hereunder pursuant to, and in accordance with, Section 2.17 or 10.07 for so long as such Person shall be a party to this Agreement.”.

(c) Section 2.01(a)(i) of the Credit Agreement is hereby amended by inserting the words “and the Second Additional Term B-1 Advances” immediately after the words “(together with the Additional Term B-1 Advances” where they appear in the fourth line thereof.

(d) Section 2.01(a) of the Credit Agreement is hereby further amended by adding the following subclause (iv):

“(iv) Each Lender with a Second Additional Term B-1 Commitment agrees to make, on the terms and conditions hereinafter set forth, a single advance (a “Second Additional Term B-1 Advance”) to the Borrower on the Amendment No. 2 Effective Date in a principal amount not to exceed its Second Additional Term B-1 Commitment. Amounts borrowed under this Section 2.01(a)(iv) and repaid or prepaid may not be reborrowed.”.

(e) Section 2.05(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(c) Anything contained in Section 2.05 to the contrary notwithstanding, any prepayment of Term B-1 Advances pursuant to this Section 2.05 effected on or before June 30, 2007 with the proceeds of a substantially concurrent incurrence of additional Term B-1 Advances under this Agreement (or other advances having substantially similar terms as the Term B-1 Advances, whether or not under this Agreement) , shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment if, immediately prior to such prepayment, the Applicable Margin relating to the Term B-1 Advances exceeds the Applicable Margin relating to such additional Term B-1 Advances (or applicable margins of such other advances).”

(f) Section 2.14 of the Credit Agreement is hereby amended by inserting at the end of clause (a), immediately before the comma, the words “or, in the case of Second Additional Term B-1 Advances, for prepayments or redemptions of all outstanding Existing Notes and the payment of interest, premium, fees and expenses related thereto”.

(g) Section 6.01(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that Holdings or the Borrower may consummate any entity reorganization for the purpose of effecting a Qualified IPO and any other Person may consummate any other merger, transaction or consolidation permitted under Section 6.02(d); provided further that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors (or analogous governing body) of the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or the Lender Parties; and provided further that the Parent (if other than Holdings), Holdings, the Borrower or any Subsidiary of the Borrower may convert from a limited liability company into a corporation pursuant to Section 265 (or any successor section thereto) of the Delaware General Corporation Law, as amended (or, in the case of a Subsidiary of the Borrower organized in a jurisdiction other than Delaware, to the extent that such jurisdiction has in effect an equivalent applicable law, such law), or from a corporation into a limited liability company pursuant to Section 18-214 (or any successor section thereto) of the Delaware Limited Liability Company Act, as amended (or, in the case of a Subsidiary of the Borrower organized in a jurisdiction other than Delaware, to the extent that such jurisdiction has in effect an equivalent applicable law, such law); provided further that, in connection with each such conversion, such corporation or limited liability company resulting from such conversion shall, as applicable, with respect to the Parent, Holdings or the Borrower, or a Subsidiary of the Borrower that is a party to a Subsidiary Guaranty or a Security Agreement immediately prior to such conversion, enter into a Guaranty Supplement and/or amended Guaranties and security agreements or Security Agreement supplements, in each case on terms consistent with the other existing Loan Documents, and take such other actions relating to the Guaranties and Guaranty Supplements (consistent with the other Loan Documents), the perfection and protection of the security interests of the Secured Parties granted pursuant to the security agreements and Security Agreement supplements, and the assumption by such corporation or limited liability company resulting from such conversion of obligations under the applicable Loan Documents, in each case as may be reasonably required by the Administrative Agent, including, without limitation, providing legal opinions with respect to any new documents entered into in connection with each such conversion, as shall be reasonably satisfactory to the Administrative Agent.”.

(h) Section 6.02(d)(i) to the Credit Agreement is hereby amended by replacing clause (i) of such section 6.02(d) with the following:

“(i) the Parent (if other than Holdings), the Borrower and Holdings may consummate any entity reorganization for the purpose of effecting a Qualified IPO or for the purpose of converting from a limited liability company into a corporation or converting from a corporation into a limited liability company; provided that (A) the interests of the Lender Parties shall not be materially adversely affected thereby, (B) each surviving or continuing entity shall be organized under the jurisdiction of one of the fifty United States of America and (C) if any of the Parent (if other than Holdings), the Borrower or Holdings is not a continuing or surviving entity, the obligations under the Loan Documents of the Parent (if other than Holdings), the Borrower or Holdings, as applicable, shall be assumed by a surviving or continuing entity pursuant to an instrument in form and substance reasonably satisfactory to the Administrative Agent and, in any case, in connection with such entity reorganization, each such surviving or continuing entity shall enter into a Guaranty Supplement and/or a Parent Guaranty and/or security agreements and/or Security Agreement supplements, in each case on terms consistent with the other existing Loan Documents, and take such other actions relating to the Guaranties, Guaranty Supplements, security agreements and Security Agreement Supplements, the perfection and protection of the security interests of the Secured Parties granted pursuant thereto and the assumption by such surviving or continuing entity of obligations under the applicable Loan Documents, in each case as may be reasonably required by the Administrative Agent, including, without limitation, providing legal opinions with respect to any new documents entered into in connection with such reorganization as shall be reasonably satisfactory to the Administrative Agent;”.

(i) Section 6.02(g)(y) to the Credit Agreement is hereby amended by inserting immediately after “Section 6.02(h)” the following: “, or permitted by 6.02(g)(2)(xv)”.

(j) Section 6.02(g)(2)(i) to the Credit Agreement is hereby amended by replacing subclause (A) in its entirety with the following:

“(A) in respect of the period beginning on July 1, 2005 and ending December 31, 2006, the Parent or any of its Subsidiaries may make Debt Restricted Payments in an aggregate amount (excluding amounts paid pursuant to clause (xv) below) not to exceed the sum of (x) the amount of Gross Excess Cash Flow for the applicable period plus (y) $15,000,000 and”.

(k) Section 6.02(g)(2) to the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (iii) and adding thereto the following at the end of clause (xiv) before the period:

“; and (xv) Notwithstanding anything to the contrary in this Section 6.02(g), the Borrower may use the proceeds of the Second Additional Term B-1 Advances to prepay or redeem in full, the aggregate outstanding principal amount of the Existing Notes and to pay any interest, premium, fees or expenses relating thereto.”.

(l) Section 6.04(a)(iii) of the Credit Agreement is hereby replaced in its entirety with “[Intentionally Deleted]”.

(m) Schedule I to the Credit Agreement is deemed supplemented with the information set forth on Schedule I to this Amendment.

SECTION 2. Second Additional Term B-1 Commitment. Each Increasing Term B-1 Lender hereby acknowledges that it has made the Second Additional Term B-1 Commitment set forth opposite such Increasing Term B-1 Lender’s name on Schedule I to this Amendment. Each of the Administrative Agent, the Borrower, Holdings, each Increasing Term B-1 Lender and each other Lender hereby agrees that from and after the Amendment No. 2 Effective Date (as defined below) (a) such Increasing Term B-1 Lender shall be a Term B-1 Lender for all purposes under the Credit Agreement, (b) advances made pursuant to the provisions of this Amendment shall be considered Term B-1 Advances, (c) the Borrowing consisting of such Advances shall be a Term B-1 Borrowing, (d) any notes issued in connection with the Second Additional Term B-1 Advances shall be considered Term B-1 Notes and (e) the Second Additional Term B-1 Commitments shall be considered to be Term B-1 Commitments and part of the Term B-1 Facility.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment No. 2 Effective Date”) when each of the conditions set forth in this Section 3 to this Amendment shall have been fulfilled or waived to the satisfaction of the Administrative Agent. The Administrative Agent shall give the Borrower prompt written notice that this Amendment has become effective.

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of (i) the Borrower, (ii) the Administrative Agent, (iii) the Required Lenders and (iv) each Increasing Term B-1 Lender or, as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment.

(b) Notices of Borrowing/Conversion. The Borrower shall have provided the Administrative Agent with a Notice of Borrowing substantially in the form of the Notice of Borrowing required by Section 2.02(a) of the Credit Agreement prior to the Amendment No. 2 Effective Date with respect to the borrowing of the Second Additional Term B-1 Advances on the Amendment No. 2 Effective Date.

(c) Payment of Fees and Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) of the Agents and the Joint Bookrunners incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement to the extent invoiced prior to the Amendment No. 2 Effective Date.

(d) Evidence of Debt. Each Increasing Term B-1 Lender shall have received, if requested, a Note payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit A-2 to the Credit Agreement, evidencing the Second Additional Term B-1 Advances.

(e) Execution of Consent. The Administrative Agent shall have received counterparts of a Consent substantially in the form of Exhibit A to this Amendment, duly executed by each of the entities listed therein.

(f) Resolutions. The Administrative Agent shall have received certified copies of (i) the resolutions of the Board of Directors of the Borrower evidencing approval for this Amendment and all matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents if any, with respect to this Amendment and the matters contemplated hereby.

(g) Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower on behalf of the Borrower certifying (i) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder, (ii) the truth in all material respects of the representations and warranties contained in Section 4 of this Amendment and (iv) no event has occurred and is continuing that constitutes a Default.

(h) Assumption Agreement. The Administrative Agent shall have received from each Assuming Lender an Assumption Agreement substantially in the form of Exhibit B to this Amendment duly executed by such Assuming Lender, the Administrative Agent and the Borrower.

(i) Legal Opinions. The Administrative Agent shall have received opinions of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Loan Parties, and Matt L. Springer, in-house counsel for the Loan Parties, in forms to be agreed and reasonably satisfactory to the Administrative Agent, in each case addressed to each Agent and each Lender.

(j) No Default. No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment after giving effect to this Amendment.

SECTION 4. Confirmation of Representations and Warranties. The Borrower hereby represents and warrants, on and as of the date hereof, that (a) the representations and warranties of each Loan Party contained in each Loan Document are correct in all material respects on and as of the Amendment No. 2 Effective Date, immediately before and immediately after giving effect to this Amendment and the Borrowing contemplated hereby and the application of the proceeds thereof, as though made on and as of the date hereof, other than any such representations or warranties made only as of, or relating to, an earlier date; and (b) no Default has occurred and is continuing, or would result from the Borrowing contemplated hereby or, after the effectiveness of this Amendment, from the application of the proceeds therefrom.

SECTION 5. Reference to and Effect on the Transaction Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and otherwise modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

SECTION 8. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

Borrower:
MADISON RIVER CAPITAL, LLC

By:	/S/ J. STEPHEN VANDERWOUDE

Name:	J. Stephen Vanderwoude
Title:	Chairman and Chief Executive Officer

Administrative Agent:
LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/S/ FRANK P. TURNER

Name:	Frank P. Turner
Title:	Vice President

Joint Bookrunners:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Bookrunner and as a Required Lender

By:	/S/ CECILE BAKER

Name:	Cecile Baker
Title:	Director

WACHOVIA CAPITAL MARKETS, LLC, as Joint Bookrunner

By:	/S/ MARC BIRENBAUR

Name:	Marc Birenbaur
Title:	Director

Documentation Agent:

WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent

By:	/S/ MARC BIRENBAUR

Name:	Marc Birenbaur
Title:	Director

REQUIRED LENDER SIGNATURE PAGE

ACA 660 2005-1, Limited
[Print or Insert Name of Lender]

By:	/S/ VINCENT INGATO

Name:	Vincent Ingato
Title:	Managing Director

INCREASING TERM B-1 LENDER SIGNATURE PAGE

MERRILL LYNCH CAPITAL CORPORATION

By:	/S/ CECILE BAKER

Name:	Cecile Baker
Title:	Vice Presiden

EXHIBIT A TO AMENDMENT NO. 2

FORM OF CONSENT

Reference is made to the Credit Agreement, dated as of July 29, 2005, as amended by Amendment No. 2 to the Credit Agreement, dated as of June 30, 2006 (“Amendment No. 2”), among Madison River Capital, LLC, as Borrower, Madison River Telephone Company LLC, as Holdings, the other Guarantors party thereto, the Lender Parties (as defined therein) party thereto, Lehman Commercial Paper Inc., as collateral agent and administrative agent for the Lender Parties, and the other Agents party thereto (such Credit Agreement, as so amended, the “Credit Agreement”; capitalized terms used but not defined herein have the same meanings as specified in the Credit Agreement).

Each of the undersigned confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Amendment No. 2, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by Amendment No. 2, and (b) the Collateral Documents to which such Person is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations and the Guaranteed Obligations, respectively (in each case, as defined therein).

MADISON RIVER TELEPHONE COMPANY LLC
MADISON RIVER COMMUNICATIONS, LLC
MADISON RIVER FINANCE CORP.
MADISON RIVER HOLDINGS CORP.

By:
Name:
Title:

EXHIBIT B TO AMENDMENT NO. 2

FORM OF ASSUMPTION AGREEMENT

Reference is made to the Credit Agreement dated as of July 29, 2005 , as amended by Amendment No. 1 thereto dated as of January 27, 2006 and Amendment No. 2 thereto dated as of June 30, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Madison River Capital, LLC, as borrower (the “Borrower”), Madison River Telephone Company LLC, as Holdings, the other Guarantors named therein, the Lender Parties party thereto, Lehman Commercial Paper, Inc., as collateral agent and administrative agent (in such capacity, the “Administrative Agent”) and the other Agents party thereto.

The Borrower and each “Assuming Lender” referred to on Schedule 1 hereto (each, an “Assuming Lender”) agrees severally with respect to all information relating to it and its commitment assumption hereunder and on Schedule 1 hereto as follows:

1. Such Assuming Lender hereby assumes all rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Term B-1 Facility (after giving effect to the increase in the Term B-1 Commitments contemplated by Amendment No. 2). After giving effect to such assumption, such Assuming Lender’s Term B-1 Commitment will be as set forth on Schedule 1 hereto.

2. Such Assuming Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its exact legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.11 of the Credit Agreement.

3. Following the execution of this Assumption Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. Upon receipt thereof, the Administrative Agent shall record the information contained herein in the Register. The effective date for this Assumption Agreement (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

4. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, such Assuming Lender shall be a party to the Credit Agreement and, to the extent provided in this Assumption Agreement, have the rights and obligations of a Lender Party thereunder.

5. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

6. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of to this Assumption Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Assumption Agreement.

7. The Borrower hereby agrees that upon the Effective Date, any advances made by the Assuming Lenders pursuant to the Term B-1 Commitments as set forth on Schedule 1 shall have the same terms, rights and obligations as the Term B-1 Advances as set forth in the Loan Documents, and all references to “Term B-1 Advances”, “Term B-1 Commitment” and “Term B-1 Lenders” in the Loan Documents shall be deemed to include, respectively, such advances, the Term B-1 Commitments assumed, in each case as set forth on Schedule 1, and the Assuming Lenders.

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IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date (if other than date of acceptance by Administrative Agent):

June 30, 2006

Assuming Lenders

MERRILL LYNCH CAPITAL CORPORATION, as Assuming Lender

By:
Name:
Title

Dated:	, 2006

Borrower

MADISON RIVER CAPITAL, LLC

By:
Name:
Title:

Accepted this

day of                     , 2006

LEHMAN COMMERCIAL PAPER, INC., as Administrative Agent

By:
Name:
Title:

SCHEDULE 1

TO

ASSUMPTION AGREEMENT

ASSUMING LENDERS:	Term B-1 Commitment assumed	Percentage of total Term B-1 Commitments
Merrill Lynch Capital Corporation	$50,000,000	9.523809524%

TOTAL	$50,000,000	9.523809524%

SCHEDULE I TO AMENDMENT NO. 2

COMMITMENTS

Lender	Second Additional Term B1 Commitment
Merrill Lynch Capital Corporation	$50,000,000

Total	$50,000,000